UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021 (March 18, 2021)

Commission File Number 0-25346

ACI WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware				47-0772104
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification No.)

3520 Kraft Rd,	Suite 300	Naples,	Florida	34105
(Address of Principal Executive Offices)				(Zip Code)
(239) 403-4660
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ACIW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Directors
On March 18, 2021, Mary Harman and Samir Zabaneh joined ACI Worldwide, Inc.’s (the “Company”) Board of Directors (the “Board”) as independent directors. A press release announcing the new directors is filed as Exhibit 99.1 to this report.

Ms. Harman will serve on the Company’s Compensation and Leadership Development Committee and Nominating and Corporate Governance Committee. Mr. Zabaneh will serve on the Company’s Audit Committee and Risk Committee. Each of Ms. Harman and Mr. Zabaneh will serve until the 2021 Annual Meeting of Stockholders and thereafter, until their respective successors are duly elected and qualified. Each of Ms. Harman and Mr. Zabaneh will participate in the Company’s standard non-employee director compensation arrangements.

Ms. Harman, age 51, held positions at Bank of America Corporation from 2006 - 2018, including most recently as Managing Director, Enterprise Payments, and prior to that she led Global Principal Investments. Prior to Bank of America Corporation, Ms. Harman served as an Investment Executive, Strategic Private Equity Investments at GE Equity from 1998 – 2006. Ms. Harman also held consulting positions at Ernst & Young LLP.

Mr. Zabaneh, age 54, most recently served as Executive Vice President, Global Business Services at Fiserv, and previous to that at First Data, leading up to its acquisition by Fiserv. Previously, Mr. Zabaneh served as Chief Financial Officer at Element Fleet Management Corp. He also served as Chief Financial Officer at Heartland Payment Systems, Inc. and as Chief Operating, Financial and Strategy Officer at Moneris Solutions.

Each of Ms. Harman and Mr. Zabaneh were elected to the Board in connection with the terms of that certain agreement, dated as of February 24, 2021, by and between the Company and Starboard Value LP. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board has established guidelines to assist it in determining director independence which conform to the independence requirements in the NASDAQ Global Select Market listing standards. In accordance with these guidelines, the Board has determined that each of Ms. Harman and Mr. Zabaneh are independent. Neither Ms. Harman nor Mr. Zabaneh is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On, and effective as of, March 18, 2021, the Board approved an amendment and restatement of the Bylaws of the Company (the “Bylaws”) to increase the authorized number of directors to 12 (the “Amendment”). This description of the Amendment does not purport to be complete and is qualified in its entirety by the actual Bylaws, as amended and restated, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Company
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACI WORLDWIDE, INC. (Registrant)

Date: March 23, 2021	By:	/s/ DENNIS P. BYRNES
Dennis P. Byrnes
Executive Vice President and General Counsel